Exhibit 10.4

GIGPEAK, INC.
2008 EQUITY INCENTIVE PLAN
NOTICE OF RSU GRANT

[Grantee]

You have been granted restricted stock units (“RSUs”) with respect to Stock of GigPeak, Inc. (the “Company”), with the terms set forth in the RSU Agreement attached hereto and the GigPeak, Inc. 2008 Equity Incentive Plan (the “Plan”), and as follows:

Board Approval Date:	☐

Date of Grant:	☐

Number of RSUs:	[NUMBER OF RSUs]

Vesting Schedule:	Subject to the conditions set forth herein:

☐ of the RSUs will vest on ☐

Each of the above dates is a “Vesting Date.”  Notwithstanding anything to the contrary herein, if your Employment ceases prior to any one or more of the Vesting Dates specified above, then you will permanently forfeit all RSUs that are unvested as of such date that your Employment ceases.

Date of Issuance:
The Company will deliver to you a number of shares of Stock equal to the number of vested shares subject to your Award on the applicable Vesting Date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

Transferability:	These RSUs may not be transferred.

By your signature and the signature of the Company’s representative below, you and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Plan and the RSU Agreement, both of which are attached and made a part of this document.  In addition, you acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  Further, you acknowledge receipt of the Company’s policy permitting sale of shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

In addition, you agree and acknowledge that your rights to any Stock shares underlying the RSUs will be earned only as you provide services to the Company in a capacity described in Section 5 of the Plan over time, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to the Date of Grant, and that nothing in this Notice or the attached documents confers upon you any right to continue your Employment with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.  You further agree and acknowledge that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in the termination of your Employment with the Company and the loss of benefits available to you under this Notice of RSU Grant, including but not limited to, the termination of the right to continue vesting in the Award.

GigPeak, Inc.

By:
[RSU grantee]
Name:

Title:

GIGPEAK, INC.
2008 EQUITY INCENTIVE PLAN
RSU AGREEMENT

1.         Grant of RSU.  GigPeak, Inc., a Delaware corporation (the “Company”), hereby grants to [RSU grantee] (“Grantee”), restricted stock units (“RSUs”) as set forth in the Notice of RSU Grant (the “Notice”), to be paid, if ever, on the date on which the RSUs vest, as set forth in the Notice of RSU Grant, and subject to the terms, definitions and provisions of the GigPeak, Inc. 2008 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference.  Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.         Number of Shares.  The number of shares subject to the Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan.  As of the Date of Grant specified in the Notice of RSU Grant, the Company will credit to a bookkeeping account maintained by the Company for the Grantee’s benefit (the “Account”) the number of shares of Stock subject to the Award.

3.         Vesting of RSUs.  These RSUs shall vest in accordance with the Vesting Schedule set out in the Notice and in this RSU Agreement.

4.         Tax Withholding and Indemnification.

(a)          Unless the Company in its sole discretion chooses to withhold from any compensation otherwise payable to the Grantee by the Company for the purpose of satisfying the federal, state, local and foreign tax withholding obligations of the Company which arise in connection with the Award (the “Withholding Taxes”), on or before the time shares of Stock subject to the Award are distributed, or at any time thereafter as requested by the Company, the Company will withhold any amounts necessary from the Stock issuable pursuant to the Award to satisfy all or any portion of the Withholding Taxes obligation relating to the Grantee’s Award as follows:  the Company will withhold shares of Stock from the shares of Stock issued or otherwise issuable to the Grantee in connection with the Award with a Fair Market Value (measured as of the Date of Issuance) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.  For purposes of this Agreement, “Fair Market Value” means, as of any date, the fair market value of the Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants.  Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(b)          In the event the Company’s obligation to withhold arises prior to the delivery to the Grantee of Stock or it is determined after the delivery of Stock to the Grantee that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, the Grantee shall indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(c)          The Company is not obligated, and will have no liability for failure, to issue or deliver any Stock upon vesting of the RSUs unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  As a condition to the vesting of these RSUs, the Company may require Grantee to make any representation and warranty to the Company as may be required by the Applicable Laws.  Assuming such compliance, for income tax purposes the Stock shall be considered transferred to Grantee on the date on which the RSUs vest.  For purposes of this Section 4, “Applicable Laws” shall mean the legal requirements relating to the administration of stock option and restricted stock purchase plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

5.         Non-Transferability of RSU. The Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, the Grantee may not assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to the Award until the shares are issued to Grantee.  After the shares of Stock have been issued to Grantee, Grantee is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, Grantee may designate a third party who, in the event of Grantee’s death, shall thereafter be entitled to receive any distribution of Stock to which he or she was entitled at the time of his or her death pursuant to this Agreement.  In addition, Grantee shall abide by the Company’s policy permitting sales of shares of Stock only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

6.         Dividends.  Grantee shall receive no benefit or adjustment to his or her Award with respect to any cash dividend, stock dividend or other distribution except to the extent so provided in Section 7(b) of the Plan; provided, however, that this sentence shall not apply with respect to any shares of Stock that are delivered to Grantee in connection with the Award after such shares have been delivered to Grantee.

7.         Tax Consequences.  The Company has not provided any tax advice with respect to these RSUs or any future disposition of the Stock.  Grantee should obtain advice from an appropriate independent professional adviser with respect to, and under the laws of Grantee’s country of residence and/or citizenship, the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of these RSUs (each, a “Trigger Event”) and on any subsequent sale or disposition of the Stock.  Grantee should also take advice in respect of the taxation indemnity provisions under Section 4 above.

8.         Data Protection.

(a)          To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information about Grantee and to transfer this data to certain third parties such as brokers with whom Grantee may elect to deposit any share capital under the Plan.  Grantee consents to the Company (or its payroll administrators) collecting, holding and processing Grantee’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b)          Where the transfer is to be to a destination outside Grantee’s country of residence, the Company shall take reasonable steps to ensure that Grantee’s personal data continues to be adequately protected and securely held.

(c)          Grantee understands that Grantee may, at any time, view Grantee’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Grantee’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Grantee.

9.         No Guarantee of Continued Employment.  Grantee’s Employment with the Company or an Affiliate is not for any specified term and may be terminated by Grantee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to the schedule set forth in the Notice of RSU Grant or the issuance of the shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Grantee any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of Employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Grantee at will and without regard to any future vesting opportunity that Grantee may have.  For purposes of the Notice of RSU Grant and this Agreement, Employment by a parent or subsidiary of or a successor to the Company shall be considered Employment by the Company.

10.       Unsecured Obligation; No Voting Rights.  The Award is unfunded, and as a holder of a vested Award, Grantee shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Agreement.  Grantee shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to Grantee pursuant to this Agreement. Upon such issuance, Grantee will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Grantee and the Company or any other person.

11.       Notices.  Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the last address Grantee provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request Grantee’s consent to participate in the Plan by electronic means.  Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.       Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

13.       Miscellaneous.

(a)          The rights and obligations of the Company under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Grantee’s rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(b)          Grantee shall upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c)          Grantee acknowledge and agree that he or she has reviewed the Notice of RSU Grant, this Agreement, and the Plan in their entireties, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understands all provisions of the Award.

(d)          This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)          All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.       Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.       Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

16.       Effect of Agreement.  Grantee acknowledges receipt of a copy of the Plan as well as a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Award terms), and hereby accepts these RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan.  Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the RSUs.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.  The RSUs, including the Plan, constitutes the entire agreement between Grantee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

[Signature Page Follows]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

GRANTEE	GigPeak, Inc.

By:
[Grantee]
Name:

Date:	Title: